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                                                                     Exhibit 3.3

                            CERTIFICATE OF FORMATION

                                       OF

                                ACS STORES, LLC


     1.   The name of the limited liability company is ACS STORES, LLC.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. This Certificate of Formation shall be effective upon its filing with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of ACS STORES, LLC this 18th day of November, 1998.



                                        ACS STORES, LLC



                                        /s/ H. ALLAN CALDWELL
                                        -------------------------------
                                        H. Allan Caldwell
                                        Authorized Person